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PROXY
                         SOUTHERN NATIONAL CORPORATION
                       THIS PROXY IS SOLICITED ON BEHALF
               OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD DECEMBER 15, 1994

  KNOW ALL MEN BY THESE PRESENTS, That the undersigned shareholder of Southern National Corporation (the "Corporation"), a North Carolina corporation, hereby constitutes and appoints E. Michael Sessoms and Laura P. Richardson, and each of them, attorneys and proxies, with full power of substitution, for and on behalf of the undersigned to act and vote, as indicated below, according to the number of shares of the Corporation's common stock held of record by the undersigned on October 21, 1994, and as fully as the undersigned would be entitled to act and vote if personally present, at the Special Meeting of Shareholders to be held at the Holiday Inn, 5201 Fayetteville Road, Lumberton, North Carolina on December 15, 1994, at 10:00 a.m. and at any adjournment or adjournments thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

  PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE CORPORATION AND BB&T FINANCIAL CORPORATION AND A RELATED PLAN OF MERGER

                          [_] FOR[_] AGAINST[_] ABSTAIN

  In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before the meeting or any adjournment thereof.

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  The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Special Meeting of Shareholders or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all the powers hereby conferred.
  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated November 14, 1994, and the Joint Proxy Statement/Prospectus.
DATED THIS    DAY OF        , 1994.     _________________________________(SEAL)

                                        _________________________________(SEAL)

                                        NOTE: PLEASE SIGN EXACTLY AS NAME
                                        APPEARS ON STOCK CERTIFICATE. WHEN
                                        SHARES ARE HELD BY JOINT TENANTS, BOTH
                                        SHOULD SIGN. EXECUTORS,
                                        ADMINISTRATORS, TRUSTEES AND OTHER
                                        FIDUCIARIES, AND PERSONS SIGNING ON
                                        BEHALF OF CORPORATIONS OR
                                        PARTNERSHIPS, SHOULD SO INDICATE WHEN
                                        SIGNING.

       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK YOU.